Exhibit 10.2

April 8, 2020

Asta Finance Acquisition Inc.

290 Dunkerhook Road

Paramus, NJ 07652

Re:	Rollover Financing Commitment

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Asta Finance Acquisition Inc., a Delaware corporation (“Parent”), Asta Finance Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub” and together with Parent, the “Parent Parties”), and Asta Funding, Inc., a Delaware corporation (the “Company”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Merger”). Capitalized or other terms used and not defined herein but defined in the Merger Agreement shall have the meanings ascribed to them in the Merger Agreement. The parties listed on Schedule A hereto are collectively referred to herein as the “Stern Group Investors.” This letter is being delivered by the Stern Group Investors to Parent in connection with the execution of the Merger Agreement.

1. Rollover Commitment. This letter confirms the several, and not joint, commitment of each of the Stern Group Investors, subject to the conditions set forth herein, to transfer, contribute and deliver to Parent, immediately prior to the Closing and free and clear of all Liens, the number of Shares set forth next to such Stern Group Investor’s name on Schedule A hereto (such commitment, the “Rollover Commitment”) under the heading “Rollover Shares” (the “Rollover Shares”), in exchange for an aggregate number of shares of Parent as of the Effective Time (the “Subject Equity Securities”) equal to the number of Rollover Shares of such Stern Group Investor; it being understood that none of the Stern Group Investors shall, under any circumstances, be obligated to transfer, contribute or deliver any equity securities of the Company in excess of its respective Rollover Commitment. The obligation of each Stern Group Investor to transfer, contribute and deliver its Rollover Commitment (a) is subject to (i) the terms of this letter and (ii) the satisfaction or waiver by the Parent Parties of all of the conditions to the Parent Parties’ obligation to effect the Closing set forth in Section 6.1 and Section 6.3 of the Merger Agreement (in each case other than those conditions that by their nature are to be satisfied at the Closing, but subject to the prior or substantially concurrent satisfaction or waiver of such conditions) and (b) subject to the foregoing clause (a), will occur contemporaneous with the Closing. In the event that any Rollover Shares are transferred, contributed and delivered to Parent and the Closing of the Merger does not occur promptly thereafter, Parent will return such Rollover Shares to the Stern Group Investor who transferred, contributed and delivered such Rollover Shares as promptly as practicable and, in any event, within three (3) Business Days after such transfer, contribution and delivery.

2. Termination. Each Stern Group Investor’s obligation to transfer, contribute and deliver its respective Rollover Commitment will terminate automatically and immediately upon the earliest to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the assertion by the Company or any of its Affiliates (other than any of the Stern Group Investors) in any litigation or other proceeding of any claim (a “Prohibited Claim”) against the Parent Parties, the Specified Persons, the Stern Group Investors relating to this letter, any of the Limited Guarantees, the Merger Agreement, or any of the transactions contemplated hereby or thereby (including in respect of any oral representations made or alleged to be made in connection therewith), other than any claim by the Company (i) against the Parent Parties seeking (A) specific performance against the Parent Parties or (B) payment of the Parent Termination Fee, or any Other Guaranteed Amount, in each case in this clause (i) in accordance with, and solely to the extent permitted under, the Merger Agreement, (ii) against any Guarantor seeking payment of its obligations under the Limited Guarantee, (iii) enforcing its rights hereunder with respect to Section 3(b) or (iv) against any stockholder of the Company that is a party to the Voting Agreement under the Voting Agreement (the foregoing clauses (i), (ii), (iii) and (iv), the “Non-Prohibited Claims”), and (c) any judgment against any of the Parent Parties, or the Stern Group Investors with respect to any Non-Prohibited Claim that includes an award for money damages (including, without limitation, the Parent Termination Fee) or the payment of any amount due pursuant to any of the Limited Guarantees. Upon termination of this letter, the Stern Group Investors shall not have any further obligations or liabilities hereunder.

3. Assignment; Amendments and Waivers; Entire Agreement.

(a) The rights and obligations under this letter may not be assigned or delegated (whether by operation of law, merger, consolidation or otherwise) by any party hereto without the prior written consent of the other party. Any attempted assignment in derogation of the foregoing shall be null and void and of no force or effect.

(b) This letter may not be amended, and no provision hereof waived or modified, except by an instrument signed by each of the parties hereto and by the Company.

(c) This letter constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

4. No Third-Party Beneficiaries. Except to the extent set forth in Section 5, this letter shall be binding solely on, and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns (and their respective executors, administrators, personal representatives and heirs, but only in their capacity as such), and nothing set forth in this letter shall be construed to confer upon or give to any Person, other than the parties hereto and their respective successors and permitted assigns (and their respective executors, administrators, personal representatives and heirs, but only in their capacity as such), any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, the Rollover Commitments or any provisions of this letter.

5. Limited Recourse; Enforcement.

(a) Notwithstanding anything that may be expressed or implied in this letter or any document or instrument delivered in connection herewith, Parent, by its acceptance of the benefits of the Rollover Commitments provided herein, covenants, agrees and acknowledges that no Person other than the Stern Group Investors (and their permitted assigns) shall have any obligation hereunder or in connection with the transactions contemplated hereby and that, notwithstanding that the Stern Group Investors or any of their respective permitted assigns may be a partnership or limited liability company, it has no rights of recovery hereunder or under any documents or instruments delivered in connection herewith or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, and no recourse shall be had, against any of the former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, attorneys or other representatives of any Stern Group Investor, or any of their respective successors or assignees or any of the former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, attorneys or other representatives or successors or assignees of any of the foregoing (in each case other than the Parent Parties, the Stern Group Investors, and the Company, each a “Specified Person” and together, the “Specified Persons”), whether by or through attempted piercing of the corporate (or limited liability company or limited partnership) veil, by or through a claim (whether at law or equity or in tort, contract or otherwise) by or on behalf of any of the Stern Group Investors against any Specified Person, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, or otherwise, it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Specified Person for any obligations of any of the Stern Group Investors or any of their respective successors or assigns under this letter, under the Merger Agreement or under any documents or instrument delivered in connection herewith or therewith, in respect of any transaction contemplated hereby or thereby, or in respect of any oral representations made or alleged to have been made in connection herewith or therewith or for any claim (whether at law or equity or in tort, contract or otherwise) based on, in respect of, or by reason of such obligations or their creation.

(b) This letter may only be enforced by Parent, and none of Parent’s creditors nor any other Person that is not a party to this letter shall have any right to enforce this letter or to cause Parent to enforce this letter; provided, however, that the Company is hereby made a third party beneficiary of (i) the rights granted Parent hereby only for the purpose of seeking specific performance of each Stern Group Investor’s obligation to fulfill its Rollover Commitment (solely to the extent that Parent can enforce the Rollover Commitments pursuant to the terms hereof) and for no other purpose (including, without limitation, any claim for monetary damages hereunder) and (ii) Section 3(b).

(c) The Specified Persons are third party beneficiaries of Section 5 hereof.

6. Representations and Warranties. Each of the Stern Group Investors hereby represents and warrants that (a) it has all requisite power and authority to execute, deliver and perform this letter; (b) the execution, delivery and performance of this letter by it has been duly and validly authorized and approved by all necessary action by it; (c) this letter has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with the terms of this letter, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law), (d) it owns, beneficially and of record, all of its Rollover Shares, or is a trust or estate that is the record holder thereof and whose beneficiaries are the beneficial owners thereof, and has good and marketable title to, the Rollover Shares, free and clear of any and all security interests, liens, changes, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction, other than any of the foregoing that would not prevent or materially delay such Stern Group Investor’s ability to perform its obligations hereunder; and (e) except for the Parent Approvals, all consents, approvals, authorizations, permits of, actions by, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this letter by it have been obtained or made and all conditions thereof have been duly complied with, and, assuming receipt of the Parent Approvals, no additional consent, approval, authorization, permit of, action by, filing with or notifications to, any Governmental Entity is required in connection with the execution, delivery or performance of this letter, other than any of the foregoing that would not prevent or materially delay such Stern Group Investor’s ability to perform its obligations hereunder.

7. Confidentiality. This letter shall be treated as confidential and is being provided to Parent solely in connection with the Merger. This letter may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of Gary M. Stern, on behalf of the Stern Group Investors; provided that no such written consent shall be required for disclosures by Parent to the Company so long as the Company agrees to keep such information confidential on terms substantially identical to the terms contained in this Section 7; provided, further, that any party hereto and the Company may disclose the existence of this letter to the extent required by any applicable Law or in connection with any litigation relating to the Merger Agreement and the transactions contemplated thereby (other than litigation in respect of Prohibited Claims). Notwithstanding the foregoing, each of the Stern Group Investors shall permit and hereby authorizes the Company and Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company or Parent reasonably determines to be necessary in connection with the Merger and any of the related transactions, such Stern Group Investor’s identity and ownership of the Rollover Shares and the nature of such Stern Group Investor’s commitments and obligations under this letter.

8. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This letter and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this letter or the negotiation, execution or performance of this letter (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this letter) shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this letter and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this letter and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this letter or any of the transactions contemplated by this letter in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this letter, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this letter, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 8.7 of the Merger Agreement.

(b) WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS LETTER HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY DIRECT OR INDIRECT ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LETTER, OR THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) MAKES THIS WAIVER VOLUNTARILY, AND (C) ACKNOWLEDGES THAT EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8(B).

9. Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this letter.

10. Special Committee. No amendment or waiver of any provision of this letter and no decision or determination shall be made, or action taken, by the Company under or with respect to this letter without first obtaining the approval of the Special Committee. In addition to any approval of the Company Board, and without limiting the other requirements set forth herein, the prior approval of the Special Committee shall be required for the Company to take or refrain from taking any action in connection with this letter at the request or direction of Gary M. Stern or any member of the Stern Group.

11. Counterparts; Effectiveness. This letter may be executed in two or more consecutive counterparts (including by facsimile, of “.pdf” transmission), each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (electronically or otherwise) to the other parties.

[Remainder of this page intentionally left blank.]

Very truly yours, STERN GROUP INVESTORS:

/s/ Gary Stern

Gary Stern

/s/ Ricky Stern

Ricky Stern

/s/ Emily Stern

Emily Stern

/s/ Arthur Stern

Arthur Stern

GMS FAMILY INVESTORS LLC

By: /s/ Ricky Stern

Name:

Title:

RICKY STERN 2012 FAMILY TRUST

By: /s/ Ricky Stern

Name:

 Title:

RICKY STERN 2012 GST TRUST

By: /s/ Ricky Stern

Name:

Title:

[Signature Page to Stern Group Investors Commitment Letter]

EMILY STERN 2012 TRUST By: /s/ Ricky Stern Name: Title: EMILY STERN 2012 GST TRUST By: /s/ Gary Stern Name: Title: ASTA GROUP INCORPORATED By: /s/ Gary Stern Name: Gary Stern Title: CEO and President

Accepted and acknowledged:

PARENT:

ASTA FINANCE ACQUISITION INC.

By:	/s/ Gary Stern
Name: Gary Stern
Title: President

[Signature Page to Stern Group Investors Commitment Letter]

Schedule A

Stern Group Investor	Rollover Shares
Gary Stern	490,049
Ricky Stern	145,428
Emily Stern	145,428
Arthur Stern	100,684
GMS Family Investors LLC	871,500
Ricky Stern 2012 Family Trust	714,364
Ricky Stern 2012 GST Trust	318,590
Emily Stern 2012 Trust	187,590
Emily Stern 2012 GST Trust	243,278
Asta Group Incorporated	842,000

TOTAL	4,058,911